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                                                                   EXHIBIT 10.18

                               CONSENT AGREEMENT


This Agreement is made on the 27th day of September 1997

BETWEEN:

1. United and Philips Communications B.V., with offices at Fred. Roeskestraat 123, 1076 EE, Amsterdam ("UPC");

2. US West International B.V. with offices at Vestdijk 18, 5611 CC Eindhoven ("US West");

3. Philips Media B.V., with offices at Groenewoudseweg 1, 5600 MD Eindhoven, The Netherlands ("Philips Media");

4. United International Holdings, Inc. with offices at 4643 South Ulster Street, Suite 1300, Denver, Colorado U.S.A. ("UIH"); and

5. Joint Venture, Inc. with offices at 4643 South Ulster Street, Suite 1300, Denver, Colorado, U.S.A. ("JVI")

hereinafter the "Parties", and each a "Party".

WITNESSETH:

WHEREAS, Philips Media's ultimate parent company, Philips Electronics N.V. ("Philips") and JVI's ultimate parent company, UIH, concluded a letter of intent in February 1997 pursuant to which Philips will transfer its indirect, wholly-owned, interest in UPC in such a manner that UIH will acquire 100% ownership and control over all the shares of UPC (the "Philips Transaction");

WHEREAS, Philips and UIH have held discussions regarding the structuring of this transaction, which have resulted in two alternatives: (i) Philips will receive cash plus a possible deferred consideration ("Alternative I") or (ii) Philips will receive cash plus preferred stock plus a possible deferred consideration ("Alternative I") or (ii) Philips will receive cash plus preferred stock plus a possible deferred consideration ("Alternative II");

WHEREAS, UPC on behalf of Philips Media has requested that US West consents to the Philips Transaction insofar as it concerns the indirect change of control over A2000 Holding N.V. ("A2000").

NOW, THEREFORE, the parties hereto agree as follows:

A.   Philips, UIH, JVI and UPC represent and warrant that:

     (1) if the Philips Transaction is completed using Alternative I, JVI will own or control the voting rights of 100% of the issued share capital of UPC and that neither Philips nor any other third party will have any rights to acquire any
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          existing or new shares of UPC as a result of Alternative I;

     (2)  if the Philips Transaction is completed using Alternative II,

          (i) JVI will own or control the voting rights of 100% of the issued share capital of UPC and the Preferred Stock of UPC will either be:

               (a) held by Philips or one of its subsidiaries, or with third parties who have acquired such shares in a Rule 144A offering; and

               (b) the voting of the Preferred Stock will be exercised via a special purpose foundation ("Stichting") to be incorporated for the sole purpose of administering and voting the Preferred Stock, and that UIH will control the board of the Stichting;

          (ii) if Philips (or one of its subsidiaries) still owns the Preferred Stock by December 1, 1997, the Philips voting rights vis-a-vis UPC are reinstated on a 50/50 basis and if Philips (or one of its subsidiaries) still owns the Preferred Stock on September 1, 1998 then Philips has the right to convert the Preferred Stock into common stock of UPC, such that the original shareholder relationship as it is in effect prior the date hereof between Philips and UIH, will be restored;

     (3) they will obtain the necessary consent from the Municipality of Amsterdam to the Philips Transaction.

B.   UIH, JVI and UPC represent and warrant that:

     (1)  JVI is wholly owned by UIH;

     (2)  JVI owns or controls the voting rights of 50% of the shares of UPC;

     (3) UPC will and JVI will and UIH will procure that JVI will use its voting rights to cause UPC to continue to adhere to the rights and obligations of UPC under the joint venture agreement dated February 13, 1996 entered into between US West and UPC (the "A2000 Joint Venture Agreement").

C. UIH and JVI represent and warrant that they have no current intention to change the control of the Board of the Stichting, nor that they have any obligation to change this control in the future and that they will comply with the consent provisions in the A2000 Joint Venture Agreement should they intend to do so.

D.   Philips Media represents and warrants that:

     (1)  Philips Media is wholly owned by Philips;

     (2)  Philips Media Networks B.V. is wholly owned by Philips Media;

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     (2)  Philips Media Networks B.V. owns or controls the voting rights of 50%
          of the shares of UPC.

E. US West and UPC agree that Clause 9.2(b) "Permitted Transfers to Affiliates" of the A2000 Joint Venture Agreement shall be deleted upon closing of the Philips Transaction and replaced by the following wording:

     "9.2(b) UPC shall be entitled at any time to transfer all (but not less than all) of its Joint Venture Interest to a legal entity incorporated in an OECD Member Country, which is a subsidiary of United International Holdings, Inc. or its successor company and in which United International Holdings, Inc. or its successor company owns consolidated capital and voting interests of more than 50%;"

F.   On the basis that:

     (1) the above representations and warranties are correct as at the date hereof and will be correct when repeated at the closing of the Philips Transaction;

     (2) notice of which Alternative is to be used by UPC is given to US West at least five (5) business days prior to the closing of the Philips Transaction and such route is the one which is used;

     US West consents to the transfer of Philips Media's interest in A2000 to JVI as described in this Agreement, such consent only to take effect upon the closing of the Philips Transaction using either Alternative I, or Alternative II (whether or not the deferred consideration is given). Nothing in this Agreement shall be construed as a consent from US West to the granting of any pledge, encumbrance or other security interest over any shares in A2000 Holding N.V.

G. This Agreement shall be governed by and construed in accordance with the laws of The Netherlands.

H. Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the Rules of Arbitration of the Nederlands Arbitrage Institut ("NAI"), which rules are deemed to be incorporated by reference into this clause. Such dispute shall be resolved by one arbitrator nominated by agreement of the Parties within 30 days after the submission of a request for arbitration is delivered to the NAI, or if the Parties cannot agree, the nomination of the arbitrator shall be made in accordance with the Rules. The proceedings shall, unless otherwise agreed between the Parties, be held in Amsterdam. The English language shall be the official language for all purposes. The Arbitrator shall be authorised to resolve the Parties' dispute. The decision of the sole arbitrator shall be final and binding and shall be enforceable in any court of competent jurisdiction and the Parties hereby waive the objections to or claims of immunity in respect of such enforcement.

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IN WITNESS WHEREOF this Agreement was duly executed by the Parties in four counterparts on the date first above written

for and on behalf of
US WEST INTERNATIONAL B.V.


/s/ MICHAEL CZWORNOG
--------------------
By: Michael Czwornog
Title:


for and on behalf of
UNITED AND PHILIPS COMMUNICATIONS B.V.


/s/ A.H.E. VAN VOSKUIJLEN     /s/ D. MILLER-JONES
--------------------------    --------------------
By:  A.H.E. van Voskuijlen    D. Miller-Jones
Title:         Senior Managing Directors



for and on behalf of
PHILIP MEDIA B.V.


/s/ E. COUTINHO
--------------------------
By:  E. Coutinho
Title:  Attorney-in-fact

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